UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 494-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2017 by ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 8, 2017 with Takeda Pharmaceutical Company Limited (“Parent”), a corporation organized under the laws of Japan, and Kiku Merger Co., Inc., (“Purchaser”), a Delaware corporation and an indirect wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, on January 19, 2017, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Shares”) for $24.00 per Share (the “Offer Price”) in cash, net of applicable withholding taxes and without interest, upon the terms and subject to conditions set forth in the offer to purchase and the related letter of transmittal, each dated January 19, 2017 and as amended or supplemented.

The Offer expired at 11:59 p.m. Eastern Time on Wednesday, February 15, 2017 (the “Expiration Time”), all conditions were satisfied and the Offer was not extended. Computershare Trust Company, N.A., in its capacity as the depositary for the Offer (the “Depositary”), has advised the Company and Purchaser that, as of the Expiration Time, 158,558,628 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) had been validly tendered and not properly withdrawn pursuant to the Offer, which represented approximately 81.4% of the outstanding Shares as of the Expiration Time. The number of Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). As the Minimum Tender Condition and each of the other conditions of the Offer have been satisfied or waived, on February 16, 2017, Purchaser accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer.

On February 16, 2017, as a result of its acceptance of the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”) without a vote of the stockholders of the Company pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). Accordingly, following the consummation of the Offer, Parent and Purchaser effected the Merger pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation in the Merger and becoming an indirect wholly-owned subsidiary of Parent. In the Merger, each Share (other than Shares (i) owned by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time, (ii) owned by the Company or any direct or indirect wholly-owned subsidiary of the Company or held in the Company’s treasury or (iii) held by a holder who is entitled to appraisal and who has properly exercised appraisal rights for such Shares in accordance with Section 262 of the DGCL) that was issued and outstanding immediately prior to the consummation of the Merger was converted into the right to receive the Offer Price, upon the consummation of the Merger (the “Effective Time”).

Pursuant to the Merger Agreement, each Company stock option, Share that was subject to lapsing rights of repurchase, Company restricted stock unit issued under the Company’s 2006 Long-Term Incentive Plan and the Company’s 2014 Long-Term Incentive Plan (“RSU”) and Company performance stock unit issued under the Company’s 2006 Long-Term Incentive Plan and the Company’s 2014 Long-Term Incentive Plan (“PSU”, and collectively, the “Company Equity Awards”) that was outstanding as of immediately prior to the consummation of the Offer became fully vested (except that, in the case of a PSU, such awards vested at the greater of (i) the target level of vesting for such PSU and (ii) the vesting level determined based on the achievement of the performance metrics applicable to such PSU in accordance with its terms, as determined by the Compensation Committee of the Company’s Board of Directors as of immediately prior to the Expiration Time) as of immediately prior to, and contingent upon, the consummation of the Offer (subject to certain exceptions with respect to vesting acceleration) and was canceled and converted into the right to receive the Offer Price (less the applicable exercise price in the case of Company stock options) in cash (net of applicable withholding taxes and without interest) payable in respect of each Share subject to such Company Equity Award.

The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

In connection with the closing of the Merger, the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”) entered into a Supplemental Indenture, dated as of February 16, 2017 (the “Supplemental Indenture”), to the Indenture, dated as of June 17, 2014 (the “Indenture”), between the Company and the Trustee, relating to the Company’s outstanding 3.625% Convertible Senior Notes due 2019 (the “Convertible Notes”).

The Supplemental Indenture amends the Indenture to provide that, upon consummation of the Merger, the right to convert the Convertible Notes into Shares was changed to a right to convert the Convertible Notes (pursuant to, and subject to the conditions of, the Indenture) solely into the “Reference Property” equal to $2,580.228 (without interest) per $1,000 principal amount of Convertible Notes. However, if a conversion occurs on or after the date the Company gives notice of the occurrence of the effective date of the Merger, and on or prior to 5:00 p.m. New York City time on the business day immediately prior to the Fundamental Change Repurchase Date (as such term is defined in the Indenture) applicable to the Merger, pursuant to Section 15.03 of the Indenture noteholders shall be entitled to receive, upon conversion, $2592.0216 (without interest) per $1,000 principal amount of Notes.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is included as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on February 16, 2017, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer. Shortly thereafter, the Merger was completed pursuant to Section 251(h) of the DGCL, with no Company stockholder vote required to consummate the Merger. At the Effective Time, the Company became a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On February 16, 2017, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the Shares effective before the opening of trading on February 16, 2017, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Shares, which previously traded under the symbol “ARIA”, ceased to be traded on NASDAQ prior to the opening of trading on February 16, 2017. The Company intends to file with the SEC a Form 15 requesting that the Shares be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of the positions of George W. Bickerstaff, III, Alexander J. Denner, Ph.D., Jules Haimovitz, Paris Panayiotopoulos, Anna Protopapas, Norbert G. Riedel, Ph.D., and Sarah J. Schlesinger, M.D. as directors from the Board of Directors of the Company and as members of Committees of the Board of Directors were terminated as of the Effective Time.

From and after the Effective Time, in connection with the Merger and in accordance with the terms of the Merger Agreement, the director of Purchaser immediately prior to the Effective Time, Christophe Bianchi was appointed as the sole director of the Company.

In connection with the consummation of the Merger, immediately following the Effective Time, the Company’s sole director removed all of the existing officers of the Company, other than Paris Panayiotopoulos and Manmeet Soni as officers of the Company. Effective as of the close of business on February 16, 2017, the Company’s sole director removed Paris Panayiotopoulos and Manmeet Soni as officers of the Company. Each such former officer remains an employee of the Company.

On February 16, 2017, immediately following the Effective Time, the Company’s sole director appointed Christophe Bianchi as President, Fabien Dubois as Treasurer, Patrick Butler as Assistant Treasurer, Kenneth D. Greisman as Secretary and Paul Sundberg as Assistant Secretary.

Except for Kenneth D. Greisman, whose information is provided below, information regarding the new director and officers has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by Takeda and Purchaser on January 18, 2017.

Kenneth D. Greisman, 57, currently serves as senior vice president, general counsel and secretary for Takeda Pharmaceuticals U.S.A., Inc. He has been general counsel of Takeda Pharmaceuticals U.S.A., Inc. since 2008.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended and restated, and its bylaws, as amended and restated, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events

On February 16, 2017, the Company issued a notice to provide holders of its Convertible Notes notice of a Make-Whole Fundamental Change (as defined in the Indenture) as a result of the consummation of the Merger. A copy of the notice is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

 (d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 8, 2017, among ARIAD Pharmaceuticals, Inc., Takeda Pharmaceutical Company Limited and Kiku Merger Co., Inc. (incorporated by reference to Exhibit 2.1 to ARIAD Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on January 10, 2017).

3.1	Amended and Restated Certificate of Incorporation of ARIAD Pharmaceuticals, Inc.

3.2	Second Amended and Restated By-Laws of ARIAD Pharmaceuticals, Inc.

4.1	Supplemental Indenture, dated as of February 16, 2017, entered into between ARIAD Pharmaceuticals, Inc. and Wells Fargo Bank, N.A., as trustee.

99.1	Notice of Make-Whole Fundamental Change to Holders of 3.625% Convertible Senior Notes due 2019, issued by ARIAD Pharmaceuticals, Inc., dated February 16, 2017.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Form 8-K is true, complete and correct.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Christophe Bianchi
Name:	Christophe Bianchi
Title:	President

Dated: February 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated January 8, 2017, among ARIAD Pharmaceuticals, Inc., Takeda Pharmaceutical Company Limited and Kiku Merger Co., Inc. (incorporated by reference to Exhibit 2.1 to ARIAD Pharmaceuticals, Inc.’s Current Report on Form 8-K filed with the SEC on January 10, 2017).

3.1	Amended and Restated Certificate of Incorporation of ARIAD Pharmaceuticals, Inc.

3.2	Second Amended and Restated By-Laws of ARIAD Pharmaceuticals, Inc.

4.1	Supplemental Indenture, dated as of February 16, 2017, entered into between ARIAD Pharmaceuticals, Inc. and Wells Fargo Bank, N.A., as trustee.

99.1	Notice of Make-Whole Fundamental Change to Holders of 3.625% Convertible Senior Notes due 2019, issued by ARIAD Pharmaceuticals, Inc., dated February 16, 2017.